NEWS RELEASE
October 25, 2011

Sun Communities, Inc. Reports 2011 Third Quarter Results

Southfield, MI, October 25, 2011 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its third quarter results.

Highlights: Three Months Ended September 30, 2011 vs. September 30, 2010

•
Adjusted Funds from Operations (“AFFO”)(1) excluding certain items described in this release was $0.75 per diluted share and OP Unit (“Share”) compared to $0.69 per Share in the third quarter of 2010, an increase of $0.06 per share or 8.7 percent.

•	Same site Net Operating Income (“NOI”)(2) increased by 4.7 percent.

•	Same site revenue producing sites increased by 199 sites, compared to an increase of 76 sites during the third quarter of 2010.

"We are pleased to report that we have completed the integration of our acquisition properties into our operations model ahead of schedule. This has resulted in the Kentland portfolio, located entirely in Michigan, gaining 103 revenue producing sites in our first 90 days of ownership," said Gary A. Shiffman, Chairman and Chief Executive Officer. "Based on these positive results and operational efficiencies already realized, we are confident this acquisition will continue to meet or exceed anticipated proforma results," Shiffman added.

Funds from Operations (“FFO”)(1)

FFO(1) increased to $18.5 million, or $0.74 per Share, in the third quarter of 2011 as compared to $14.8 million, or $0.69 per Share, in the third quarter of 2010. AFFO(1)  was $18.6 million, or $0.75 per Share, for the third quarter of 2011 as compared to $14.8 million, or $0.69 per Share, in the third quarter of 2010.

FFO(1) increased to $54.0 million, or $2.27 per Share, for the nine months ended September 30, 2011 as compared to $45.6 million, or $2.15 per Share, for the nine months ended September 30, 2010. AFFO(1)  was $55.1 million, or $2.32 per Share, for the nine months ended September 30, 2011 as compared to $46.5 million, or $2.19 per Share, for the nine months ended September 30, 2010.

Net (Loss) Income Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2011 was $(0.4) million, or $(0.02) per diluted common share, compared with a net loss of $(1.4) million, or $(0.07) per diluted common share, for the third quarter of 2010. Net income attributable to common stockholders for the nine months ended September 30, 2011 was $1.1 million, or $0.05 per diluted common share, compared with a loss of $(2.5) million, or $(0.13) per diluted common share, for the nine months ended September 30, 2010.

Sun Communities, Inc. 3rd Quarter 2011

Community Occupancy

During the third quarter of 2011, same site revenue producing sites increased by 199 sites, compared to an increase of 76 sites during the third quarter of 2010. For the nine months ended September 30, 2011, same site revenue producing sites increased by 629 sites, compared to an increase of 510 sites for the nine months ended September 30, 2010. Same site occupancy increased to 85.6 percent at September 30, 2011 from 84.5 percent at September 30, 2010.

In addition to the increases in same site revenue producing sites discussed above, 4,511 revenue producing sites were added during the year from the acquired Kentland properties and Orange City RV Resort, including 103 sites added during the quarter.

The Company rented an additional 293 homes during the three months ended September 30, 2011, bringing the total number of occupied rentals to 6,737.

"The rate of occupancy growth in our same site portfolio has tripled, from 0.5 percent in 2009 to an estimated 1.5 percent for 2011, and we believe this momentum will carry us to 90 percent occupancy in the next two to three years," said Shiffman.

Same Site Results

For 136 communities owned throughout 2011 and 2010, third quarter 2011 total revenues increased 3.9 percent and total expenses increased 2.1 percent, resulting in an increase in NOI(2) of 4.7 percent over the third quarter of 2010. For the nine months ended September 30, 2011, total revenues increased 3.4 percent and total expenses increased 1.8 percent resulting in an increase in NOI(2) of 4.2 percent over the nine months ended September 30, 2010.

Home Sales

During the third quarter of 2011, 367 homes were sold, an increase of 7.0 percent from the 343 homes sold during the third quarter of 2010. Rental home sales included in total home sales above totaled 180 and 193 for the third quarters of 2011 and 2010, respectively.

During the nine months ended September 30, 2011, 1,086 homes were sold, an increase of 1.0 percent from the 1,075 homes sold during the nine months ended September 30, 2010. Rental home sales, included in total home sales above, totaled 596 and 585 for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Stock Issuance

During the quarter, the Company sold 200,000 shares of common stock at a weighted average price of $38.91 per share, resulting in additional net capital of approximately $7.6 million.

Line of Credit

On September 28, 2011, the Company entered into a secured revolving credit facility in the amount of $130.0 million (the “Facility”) which replaced the Company’s $115.0 Million revolving line of credit.  The Facility is secured by a first priority lien on all of the Company’s equity interests in each entity that owns all or a portion of the properties constituting the borrowing base and collateral assignments of the Company’s senior and mezzanine debt positions in certain borrowing base properties.  The Facility has a built in accordion feature allowing up to $20.0 million in additional borrowings and a one-year extension option, both at the Company’s discretion.  The Facility matures on October 1, 2015, assuming the election of the extension.  The Facility will bear interest at a floating rate based on Eurodollar plus a margin that is determined based on the Company’s leverage ratio calculated in accordance with the Facility, which can range from 2.25% to 2.95%. Based on the Company’s current leverage ratio, the margin will be 2.75%.

Sun Communities, Inc. 3rd Quarter 2011

Earnings Conference Call

The Company will release its results on Tuesday, October 25, 2011, prior to the opening of the market.  A conference call to discuss third quarter operating results will be held on Tuesday, October 25, 2011, at 11:00 A.M. (EDT).  To participate, call toll-free 877-941-8609.  Callers outside the U.S. or Canada can access the call at 480-629-9818.  A replay will be available following the call through November 8, 2011, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030.  The Conference ID number for the call and the replay is 4475191. The conference call will be available live on Sun Communities website www.suncommunities.com.  Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 155 communities comprising approximately 53,700 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road,Southfield, MI 48034.

Sun Communities, Inc. 3rd Quarter 2011

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Management also uses an Adjusted Funds from Operations (“AFFO”) non-GAAP financial measure, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of the Company’s core business. The Company believes that AFFO provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results. Other REITs may use different methods for calculating FFO and AFFO and, accordingly, the Company’s FFO and AFFO may not be comparable to other REITs.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2010 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 3rd Quarter 2011

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited)
	September 30, 2011	December 31, 2010
ASSETS
Investment property, net	$1,169,414	$1,032,326
Cash and cash equivalents	4,741	8,420
Inventory of manufactured homes	3,862	2,309
Notes and other receivables	105,065	88,807
Other assets	45,541	30,829
TOTAL ASSETS	$1,328,623	$1,162,691

LIABILITIES
Debt	$1,252,132	$1,163,612
Lines of credit	104,333	94,527
Other liabilities	44,573	36,936
TOTAL LIABILITIES	$1,401,038	$1,295,075

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued	$-	$-
Common stock, $0.01 par value, 90,000 shares authorized (September 30, 2011 and December 31, 2010, 23,505 and 21,716 shares issued respectively)	235	217
Additional paid-in capital	551,926	495,331
Accumulated other comprehensive loss	(1,641)	(2,226)
Distributions in excess of accumulated earnings	(588,338)	(549,625)
Treasury stock, at cost (September 30, 2011 and December 31, 2010, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' deficit	(101,418)	(119,903)
Noncontrolling interests:
Preferred OP units	45,548	-
Common OP units	(16,545)	(12,481)

TOTAL STOCKHOLDERS’ DEFICIT	(72,415)	(132,384)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,328,623	$1,162,691

Sun Communities, Inc. 3rd Quarter 2011

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES
Income from real property	$58,251	$50,169	$164,351	$152,124
Revenue from home sales	8,115	7,324	24,496	24,959
Rental home revenue	5,650	5,135	16,407	15,266
Ancillary revenues, net	31	35	434	369
Interest	2,430	2,036	6,789	5,805
Other income, net	246	10	222	462
Total revenues	74,723	64,709	212,699	198,985

COSTS AND EXPENSES
Property operating and maintenance	16,354	13,942	43,806	40,087
Real estate taxes	4,504	3,813	12,717	12,176
Cost of home sales	6,357	5,320	19,249	18,797
Rental home operating and maintenance	4,253	4,164	11,680	11,381
General and administrative - real property	5,138	3,408	14,449	12,525
General and administrative - home sales and rentals	2,109	1,873	6,034	5,659
Acquisition related costs	121	-	1,521	-
Depreciation and amortization	18,748	17,132	53,548	50,655
Interest	16,626	15,668	47,257	46,228
Interest on mandatorily redeemable debt	834	826	2,489	2,462
Total expenses	75,044	66,146	212,750	199,970

Loss before income taxes and equity income (loss) from affiliates	(321)	(1,437)	(51)	(985)
Provision for state income taxes	(150)	(143)	(22)	(404)
Equity income (loss) from affiliates	450	(69)	1,650	(1,646)
Net (loss) income	(21)	(1,649)	1,577	(3,035)
Less: Preferred return to preferred OP units	585	-	636	-
Less: Amounts attributable to common noncontrolling interests	(233)	(246)	(196)	(520)
Net (loss) income attributable to Sun Communities, Inc. common stockholders	$(373)	$(1,403)	$1,137	$(2,515)

Weighted average common shares outstanding:
Basic	21,366	19,323	21,039	19,006
Diluted	21,366	19,323	23,343	19,006

(Loss) earnings per share:
Basic	$(0.02)	$(0.07)	$0.05	$(0.13)
Diluted	$(0.02)	$(0.07)	$0.05	$(0.13)

Cash dividends per common share:	$0.63	$0.63	$1.89	$1.89

Sun Communities, Inc. 3rd Quarter 2011

Reconciliation of Net (Loss) Income to FFO(1)
(in thousands except for per Share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net (loss) income attributable to Sun Communities, Inc. common stockholders	$(373)	$(1,403)	$1,137	$(2,515)
Adjustments:
Preferred return to preferred OP units	585	-	636	-
Amounts attributable to common noncontrolling interests	(233)	(246)	(196)	(520)
Depreciation and amortization	19,109	17,609	54,576	51,997
Gain on disposition of assets, net	(629)	(1,154)	(2,147)	(3,355)
Funds from operations ("FFO")	$18,459	$14,806	$54,006	$45,607
Adjustments:
Michigan Business tax reversal	-	-	-	(740)
Equity affiliate adjustment (3)	-	19	-	1,646
Acquisition related costs	121	-	1,521	-
Benefit for state income taxes (4)	-	-	(407)	(24)
Adjusted funds from operations ("AFFO")	$18,580	$14,825	$55,120	$46,489

Weighted average common shares outstanding:	21,366	19,323	21,039	19,006
Add:
OP units	2,072	2,108	2,076	2,120
Restricted stock	278	139	221	158
Common stock issuable upon conversion of preferred OP units	1,111	-	403	-
Common stock issuable upon conversion of stock options	14	11	7	7
Weighted average common shares outstanding - diluted (FFO and AFFO)	24,841	21,581	23,746	21,291

Funds from operations per share - diluted	$0.74	$0.69	$2.27	$2.15
Adjusted funds from operations per share - diluted	$0.75	$0.69	$2.32	$2.19

(3)
This amount represents our equity loss from affiliates in 2010. Origen declared cash dividends of $0.5 and $1.7 million for the three and nine months ended September 30, 2011, respectively, which remain in FFO and AFFO.

(4)	The state income tax benefit for the periods ended September 30, 2011 and 2010 represents the reversal of the Michigan Business Tax provision previously recorded.

Sun Communities, Inc. 3rd Quarter 2011

Statement of Operations – Same Site
(in thousands except for other information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change	% Change	2011	2010	Change	% Change
REVENUES:
Income from real property	$49,094	$47,242	$1,852	3.9%	$148,557	$143,603	$4,954	3.4%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	4,303	4,289	14	0.3%	12,367	12,045	322	2.7%
Legal, taxes, & insurance	685	759	(74)	-9.8%	2,227	2,136	91	4.3%
Utilities	2,488	2,620	(132)	-5.0%	8,403	8,792	(389)	-4.4%
Supplies and repair	2,532	2,350	182	7.7%	6,258	5,953	305	5.1%
Other	1,232	997	235	23.6%	3,202	2,640	562	21.3%
Real estate taxes	3,902	3,813	89	2.3%	12,056	12,176	(120)	-1.0%
Property operating expenses	15,142	14,828	314	2.1%	44,513	43,742	771	1.8%

NET OPERATING INCOME ("NOI")(2)	$33,952	$32,414	$1,538	4.7%	$104,044	$99,861	$4,183	4.2%

	As of September 30,
	2011	2010	Change
OTHER INFORMATION
Number of properties	136	136	-
Developed sites	47,761	47,579	182
Occupied sites (5)	39,127	38,445	682
Occupancy % (5)	85.6%	84.5%	1.1%
Weighted average monthly rent per site (6)	$423	$412	11
Sites available for development	5,439	5,574	(135)

(5)	Occupied sites and occupancy % include manufactured housing and permanent recreational vehicle sites, and exclude seasonal recreational vehicle sites.

(6)	Average rent relates only to manufactured housing sites, and excludes permanent and seasonal recreational vehicle sites.

Sun Communities, Inc. 3rd Quarter 2011

Rental Program Summary
(in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change	% Change	2011	2010	Change	% Change
REVENUES:
Rental home revenue	$5,650	$5,135	$515	10.0%	$16,407	$15,266	$1,141	7.5%
Site rent included in income from real property	8,090	7,164	926	12.9%	23,407	21,298	2,109	9.9%
Rental program revenue	13,740	12,299	1,441	11.7%	39,814	36,564	3,250	8.9%

EXPENSES:
Commissions	485	453	32	7.1%	1,429	1,391	38	2.7%
Repairs and refurbishment	2,154	2,122	32	1.5%	5,745	5,470	275	5.0%
Taxes and insurance	755	807	(52)	-6.4%	2,306	2,402	(96)	-4.0%
Marketing and other	859	782	77	9.8%	2,200	2,118	82	3.9%
Rental program operating and maintenance	4,253	4,164	89	2.1%	11,680	11,381	299	2.6%

NET OPERATING INCOME ("NOI") (2)	$9,487	$8,135	$1,352	16.6%	$28,134	$25,183	$2,951	11.7%

Occupied rental home information as of September 30, 2011 and 2010:
Number of occupied rentals, end of period*					6,737	5,998	739	12.3%
Investment in occupied rental home					$224,794	$193,324	$31,470	16.3%
Number of sold rental homes*					596	585	11	1.9%
Weighted average monthly rental rate*					$752	$731	$21	2.9%

Sun Communities, Inc. 3rd Quarter 2011